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Exhibit 99.(d)(iv)

NORTHWEST AIRLINES CORPORATION

1998 PILOTS STOCK OPTION PLAN
ACKNOWLEDGMENT OF STOCK APPRECIATION RIGHT GRANT

        Northwest Airlines Corporation ("NWA Corp.") hereby acknowledges the grant, effective on the grant date listed below (the "Grant Date") to the Participant named below (the "Participant"), a current or former employee of Northwest Airlines, Inc. ("Northwest"), pursuant to the Northwest Airlines Corporation 1998 Pilots Stock Option Plan (as amended, the "Plan"), of a stock appreciation right (the "SAR") that may entitle you to a cash payment equal to the enhanced value of the number of shares of common stock, par value $.01 per share, of NWA Corp. (the "Common Stock") set forth below in excess of the base price per share shown below ("Base Price"). The SAR will become exercisable in four annual increments of 25% each on the first, second, third and fourth anniversaries of the Grant Date. The SAR expires on the tenth anniversary of the Grant Date (the "Expiration Date"). The SAR is subject in all respects to the terms and conditions of the Plan, which are incorporated herein by reference, and to all rules, regulations and interpretations promulgated by the Board of Directors of NWA Corp. pursuant to the Plan. The SAR is not transferable, other than by will or intestate succession laws, and is exercisable only by the Participant during his or her lifetime.

        The Participant acknowledges receipt of the Plan Prospectus, which describes the terms of the Plan.

Participant Information:
Participant:

Participant's Address:

Participant's Employee No.:

Participant's SSN:

SAR Grant Information:
Date of Grant:
Number of Shares of Common Stock Subject to the SAR:
Exercise Price per Share:
(The average of the high and low sales prices of the Common Stock on the Grant Date)
Expiration Date:

NORTHWEST AIRLINES CORPORATION
By:
Michael L. Miller Secretary

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  Exhibit 99.(d)(iv)
NORTHWEST AIRLINES CORPORATION
1998 PILOTS STOCK OPTION PLAN ACKNOWLEDGMENT OF STOCK APPRECIATION RIGHT GRANT